                                                                      Exhibit 11



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-73676 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated March 22, 2002 and February 22, 2002, respectively, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
Boston, Massachusetts
April 25, 2002